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                                                                    EXHIBIT 23.3





                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1997, with respect to the financial statements of Sunrise Organic Farms, Inc. (f/k/a Aurora Dairy Corporation of Idaho, Inc.) in the Registration Statement and the related prospectus of Horizon Organic Holding Corporation.


        /s/ Eide Helmeke PLLP
        April 30, 1998
        Fargo, North Dakota